First NLC Securitization Trust 2005-4

Issuer

First NLC Securitization, Inc.

Depositor

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-127919. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (703) 469-1225.

COMPUTATIONAL MATERIALS

This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ appropriateness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.

If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.

ARM

FICO Score	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
500 - 519	152	23,767,109.45	3.76	8.487	509	72.37
520 - 539	183	30,486,877.55	4.82	8.375	530	74.82
540 - 559	225	40,673,313.91	6.43	8.223	549	77.36
560 - 579	207	36,728,853.09	5.81	7.975	570	78.93
580 - 599	263	53,817,043.60	8.51	7.753	590	83.48
600 - 619	353	73,636,122.98	11.64	7.569	609	81.56
620 - 639	456	105,089,906.60	16.62	7.447	630	80.32
640 - 659	403	95,275,588.17	15.06	7.255	649	81.19
660 - 679	280	65,894,481.52	10.42	7.15	669	81.39
680 - 699	176	42,388,808.45	6.7	7.007	689	81.91
700 - 719	113	27,645,059.94	4.37	7.046	709	82.57
720 - 739	78	18,950,037.02	3	6.961	730	82.57
740 - 759	36	8,952,968.87	1.42	7.1	750	81.68
760 - 779	17	4,665,766.53	0.74	7.059	770	80.51
780 - 799	12	3,135,650.00	0.5	7.08	787	79.81
800 - 819	4	1,382,344.70	0.22	7.065	805	86.44

Total:	2,958	632,489,932.38	100	7.52	627	80.45

Fixed

FICO Score	Number of Mortgage Loans	Outstanding Principal Balance	Percent of Outstanding Principal Balance	Weighted Average Gross Coupon	Weighted Average Credit Score	Weighted Average Original LTV
500 - 519	29	3,414,539.01	2.41	8.792	511	73.31
520 - 539	30	4,236,363.69	2.99	8.852	530	74.56
540 - 559	49	7,147,945.48	5.04	8.228	550	73.37
560 - 579	58	8,178,024.00	5.77	8.072	571	76.95
580 - 599	79	11,396,510.50	8.04	8.021	590	80.85
600 - 619	161	17,963,994.26	12.67	8.215	610	80.69
620 - 639	298	23,597,719.28	16.64	9.287	630	87.77
640 - 659	187	18,929,885.78	13.35	8.476	649	85.11
660 - 679	176	19,502,826.04	13.75	8.063	669	86.08
680 - 699	97	11,564,380.33	8.16	8.02	689	87.59
700 - 719	54	6,361,307.07	4.49	8.437	708	88.17
720 - 739	43	4,409,990.70	3.11	8.281	729	86.78
740 - 759	25	2,311,537.58	1.63	8.433	749	88.66
760 - 779	17	2,325,048.07	1.64	7.812	767	86.35
780 - 799	4	301,000.00	0.21	10.167	788	100
800 - 819	2	147,085.00	0.1	9.087	811	76.09

Total:	1,309	141,788,156.79	100	8.415	635	83.62